EXHIBIT 10.13

ADDENDUM TO LOCK UP AND METERING AGREEMENT

BY AND AMONG

SIBANNAC, INC., A NEVADA CORPORATION

AND

KIRK KIMERER

The Effective Date of the transaction shall be deemed to be August 31, 2015, for all purposes hereunder.

The state of incorporation of Sibannac, Inc. is amended from Colorado to Nevada.

Date: January 26, 2016

Sibannac, Inc.

By:/s/ Daniel L. Allen

            Name: Daniel L. Allen

            Title:   Chief Executive Officer

Date: January 26, 2016

Kirk Kimerer

By:/s/ Kirk Kimerer

            Name:  Kirk Kimerer

LOCK UP
AND
METERING AGREEMENT

THIS METERING AGREEMENT ("AGREEMENT") is made effective as of the 30th day of June, 2015 by and among Kirk Kimerer ("SHAREHOLDER") and Sibannac, Inc., a Colorado corporation ("COMPANY").

WHEREAS, the Shareholder received 3.1 million shares of the common stock of the Company in connection with that certain Asset Acquisition Agreement dated August 19, 2015 by and between the Company and Apollo Media Network, Inc. (the "ACQUISITION AGREEMENT"), all of which are intended to be bound by this Agreement (hereafter, the "SECURITIES").

WHEREAS, the Company believes it is in the best interests of its shareholders to maintain an orderly trading market for shares of the Company's common stock ("COMMON SHARES");

WHEREAS, the Company desires the Shareholder to meter the selling of the Securities held by the Shareholder to encourage orderly trading in shares of the Company's common stock; and to minimize volatility for benefit of shareholder and all shareholders.

WHEREAS, in order to induce Company to enter into the transaction to acquire certain assets, and employ the Shareholder, Shareholder agrees to the terms herein.

NOW, THEREFORE, in consideration of the premises, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. LOCK UP AND METERING OF SECURITIES.

a) The Shareholder agrees, subject to the other provisions of this Agreement below, that without the prior written consent of the Company, for a period of one year after termination of employment with the Company the Shareholder will not make or cause any sale of the Securities.

b) Notwithstanding any other restrictions contained in this Agreement or under Rule 144, the Shareholder shall have the right, but not the obligation, during the one year period from date of termination of employment with the Company, to sell in any thirty (30) day period an amount of Securities equal to up to 30% of the average daily trading volume of the Company's Common Shares, computed for each 60 days trailing. Block Trades (50,000 shares or more) may only be sold into a trading market by the shareholder during the one year period from date of termination of employment with the Company with the written consent of the Company, in its sole discretion. Furthermore, the undersigned will permit all certificates evidencing the Securities to be endorsed with the appropriate restrictive legends and will consent to the placement of appropriate stop transfer orders pursuant to this Agreement with the transfer agent of the Company.

c) For one year from date of termination of employment with the Company, the Shareholder

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must notify the Company of the number of shares of Securities it intends to sell as well as the estimated dates, so that such shares can be cleared and deposited if Company chooses not to purchase the shares under its separate right of first refusal. The Shareholder shall provide all of its trading records for the Securities for the previous 60 days together with the request to clear shares.

d) For one year from date of termination of employment with the Company, subject to the Affiliate Rules incorporated into Rule 144, and Rule 144 compliance, the Company will process and clear the share certificates submitted within five (5) business days from notice and receipt of trading records from Shareholder.

2. CONSIDERATION FOR THIS AGREEMENT. In partial consideration for the Shareholder agreeing to be bound by the terms of this Agreement, the Company has entered into an Employment Agreement with the Shareholder, and such consideration is acknowledged as adequate.

3. TRANSFER; SUCCESSOR AND ASSIGNS. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

4. GOVERNING LAW. This Agreement shall, to the fullest extent allowed by law, be construed, interpreted and enforced in accordance with the laws of the State of Nevada, without regard to or application of conflict of law rules, and the venue in regard to any disputes arising hereunder shall, to the fullest extent allowed by law, be in Nevada.

5. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

6. TITLES AND SUBTITLES. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

7. NOTICES.

(a) All notices, requests, demands and other communications under this Agreement or in connection herewith shall be given or made upon (i) the Shareholder at such Shareholder's address set forth on the signature page hereto; and (ii) the Company at its home office.

(b) All notices, requests, demands and other communications given or made in accordance with the provisions of this Agreement shall be in writing, and shall be sent by overnight courier, certified mail, postage pre-paid and return receipt requested, or by facsimile with confirmation of receipt, and shall be deemed to be given or made when receipt is so confirmed.

(c) Any party may, by written notice to the other, alter its address or respondent and such notice shall be given in accordance with the terms of this Section 7.

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8. ATTORNEYS' FEES. If any action at law or in equity (including arbitration) is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled as determined by such court, equity or arbitration proceeding.

9. AMENDMENTS AND WAIVERS. Any term of this Agreement may be amended with the written consent of the Company and the Shareholder.

10. SEVERABILITY. If one or more provisions of this Agreement are held to be unenforceable under applicable law, portions of such provisions, or such provisions in their entirety, to the extent necessary, shall be severed from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

11. DELAYS OR OMISSIONS. No delay or omission to exercise any right, power or remedy accruing to any party to this Agreement, upon any breach or default of the other party to this Agreement shall impair any such right, power or remedy of such holder nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party to this Agreement of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any holder shall be cumulative and not alternative.

12. ENTIRE AGREEMENT. This Agreement and the documents referred to herein constitute the entire agreement between the parties hereto pertaining to the subject matter hereof, and any and all other written or oral agreements existing between the parties hereto are expressly canceled.

13 TERMINATION. Notwithstanding any other provisions of this Agreement or any other agreement to the contrary: (i) this Agreement shall terminate in its entirety and shall thereafter be of no force or effect, and neither Shareholder nor any of the Securities shall thereafter be bound or restricted hereby, on the date that is eighteen (18) months following the effective date of this Agreement. Upon termination of this Agreement, the Company shall cause all applicable restrictive legends to be removed from any certificates evidencing, and all applicable stop orders to be canceled with respect to, the Securities as they relate to the restrictions under this Agreement. In addition, this Agreement shall automatically terminate and be of no further force or effect upon the occurrence of any Change in Control of the Company. As used herein, the term "Change in Control" means (i) any person or entity, or affiliated persons or entities, whether or not currently a shareholder of the Company, owning fifty percent (50%) or more of the outstanding Common Shares of the Company on a fully diluted basis, or otherwise having the power to direct the management or affairs of the Company; (ii) any merger, reorganization or recapitalization of the Company; or (iii) any sale of all or any substantial portion of the Company's assets.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

Sibannac, Inc. a Colorado corporation

By: ______________________

Name: Daniel L. Allan

Title: CEO

Shareholder: ______________________
Kirk Kimerer

Name: Kirk Kimerer

Address: 1313 E. Osborn Road, Suite 100
Phoenix, Arizona 85014

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